UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 28, 2010
RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street Miami, Florida	33178

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (305) 500-3726
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
In connection with upcoming investor presentations, we are releasing revised Business Segment Key Performance Indicators. Investors should refer to these revised Key Performance Indicators in lieu of the Key Performance Indicators set forth on page 5 of the tables contained in our recent press release filed on October 21, 2010 in connection with our third quarter 2010 results. The Key Performance Indicators filed today have been revised as follows: (i) amounts in the 2009 columns reflecting the percentage change for the miles per unit per day for the full service lease business have been corrected to be consistent with the method that we have previously used in calculating this information and is utilized in the 2010 amounts and (ii) the percentage of rental rate change for the commercial rental business has been revised to reflect the rental rate change on a global basis, whereas the percentage of rental rate change included in the October 21, 2010 press release was based solely on U.S. operations.
The information in this Report, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference to such filing.
Item 9.01(d) Exhibits
The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit 99.1	Business Segment Information (Unaudited) — Key Performance Indicators

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2010	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Art A. Garcia
Art A. Garcia, Executive Vice
President and Chief Financial Officer